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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)
                                November 4, 2004
                          ----------------------------

                           LANBO FINANCIAL GROUP, INC.
               (Exact name of registrant as specified in charter)

                                     Nevada
         (State or other Jurisdiction of Incorporation or Organization)

       000-50895                                            02-0497440
(Commission File Number)                                   (IRS Employer
                                                          Identification No.)

                      c/o West Windsor Professional Center
                                51 Everett Drive
                                 Suite A-20, #B
                             West Windsor, NJ 08550
                 (Address of Principal Executive Offices and zip
                                      code)
                                  609-799-1889
                             (Registrant's telephone
                          number, including area code)

                       Micro Interconnect Technology, Inc.
                        936A Beachland Boulevard Suite 13
                              Vero Beach, FL 32963
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.02  Entry into a Definitive Material Agreement.

Loan for the Junjing Garden Project

      Lanbo Financial Group, Inc.'s (the "Company") subsidiary, Xi'an New Star Real Estate Development Co., Ltd. ("Newstar"), has entered in a RMB Fund Borrowing Contract, dated November 30, 2004 (the "Loan Agreement"), with the Sub-branch of China Construction Bank located at Xi'an Zhuque Road ("Construction Bank") and a Mortgage Contract, dated November 25, 2004 (the "Mortgage"), with Construction Bank.

      The Loan Agreement provides for a loan of RMB 40 million from the Construction Bank to be applied to the construction investment of the Company's Junjing Garden project. The loan was funded on December 7, 2004, has a term of 30 months, and bears a fixed monthly interest rate of 5.76%, calculated on a daily basis. The loan is subject to a fixed monthly interest rate of 11.52% if it is not used for the construction investment of the Junjing Garden project and a fixed monthly interest rate of 8.64% on overdue amounts. Newstar may prepay part of or all of the principal of the loan with 30 days notice to Construction Bank. The Loan Agreement contains customary covenants, including disclosure to Construction Bank of certain of Newstar's financial and accounting information, and customary default provisions. The loan is secured by the property of and work in progress on the Junjing Garden project.

      The Junjing Garden project is a community development project with 15 residential buildings in Xi'an City, Shaanxi Province, the People's Republic of China. Construction on the first five buildings of the Junjing Garden project is scheduled for completion at the end of the Company's fourth quarter for 2004, and construction on the remaining buildings is scheduled for completion at the end of fiscal 2005. The Company and its affiliates do not have any material relationship with Construction Bank other than pursuant to the Loan Agreement and Mortgage and related agreements.

Acquisition of Xidu Tower

         Newstar has entered into a Transfer Agreement, dated November 4, 2004 (the "Transfer Agreement"), with Shaanxi Province International Trust and Investment Co. Ltd. (the "Assignor") and the Xincheng District Commerce and Trade Bureau of Xi'an City (the "Bureau") pursuant to which the Assignor shall transfer Xidu Tower to Newstar for payment of transfer expenses of US$10.8 million and approximately RMB 20.5 million. The Transfer Agreement provides for payment in installments of: (1) US$3.6 million and RMB 5.0 million by November 11, 2004, which payment Newstar was unable to do, (2) the balance of the transfer expenses within 120 days after the first transfer expenses are paid, and (3) RMB 3.6 million within seven days after approval from the Shaanxi Province Higher People's Court on the transaction, which has been granted as of the date hereof and which payment has not been made. The Assignor has agreed to accept payment on the first installment of the transfer expenses at a later date than provided for in the Transfer Agreement, and the Company is currently negotiating the timetable for all payments with the Assignor.

         The Company cannot make any assurances that the acquisition will close. The closing of the acquisition remains subject to the Company obtaining financing for the transfer payments.

      Xidu Tower is a 28 floor residential structure (with two floors underground) situated on 12.26 mu of land in Xi'an City. The Company and its affiliates do not have any material relationship with the Assignor other than pursuant to the Transfer Agreement and related agreements. The Company and its affiliates have obtained licenses and other governmental clearances from the Bureau in the past in connection with its real estate development projects in Xi'an City.

Acquisition of Three Chinese Companies

         The Company entered into three letters of intent, each dated November 30, 2004, for the acquisition of 55% of the business of Nanjing Damei Real Estate Development Co., Ltd. ("Nanjing Damei"); 65% of the business of Shenzhen Qingbao Science and Technology Co., Ltd. ("Shenzhen Qingbao") and 60% of the business of Weifang Gongda Tele-communications Co., Ltd. ("Weifang Gongda"). Under the terms of the letters of intent, the closing of the transactions are anticipated to occur in the first half of 2005, subject to the Company obtaining financing. In each transaction, the Company has agreed to pay consideration in the form of stock to certain of the target company's stockholders and make a capital contribution to a joint venture to be formed by the Company and the target company.

         The Company cannot make any assurances that each of the acquisitions will close. The closing of each of the acquisitions remains subject to the Company obtaining financing for the capital contributions it will be obligated to make to the joint ventures it will form with each of the target companies. Additionally, the closing of each of the acquisitions remains subject to the negotiation and execution of a definitive agreement, the completion of due diligence in all respects satisfactory to the Company, the completion of a certified audit of the target company according to U.S. GAAP and the receipt of all required approvals and consents from governmental authorities and agencies and third parties. The final purchase price for each acquisition will be subject to adjustments according to a financial valuation of each target company.

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

         Nanjing Damei is a privately-held real estate development company in Nanjing, Jiangsu Province, the People's Republic of China, mainly engaged in residential real estate development since its inception in 1994. The Nanjing Damei letter of intent anticipates that the Company will acquire 55% of the business of Nanjing Damei in consideration for the issuance of $1.0 million in convertible preferred stock of the Company (bearing 5% interest per annum) to the Nanjing Damei stockholders and a capital contribution of $12.0 million in cash to a joint venture to be created by the Company and Nanjing Damei. It is anticipated that $2.0 million will be paid at the closing, $2.436 million will be paid within six months after the closing, and the balance to be paid within twelve months after the closing. $0.5 and $0.5 million of the convertible preferred stock will be issued as series A and series B, respectively (each series is further described below).

         Shenzhen Qingbao is a privately-held technology firm focused on manufacturing various cards used in computers, such as sound cards and display cards. Shenzhen Qingbao also engages in system integration and design of networking systems, application of networking production, development of software and hardware, and the assembly and marketing on an agency basis of computers and their accessories and electronic components. The Shenzhen Quingbao letter of intent anticipates that the Company will acquire 65% of the business of Shenzhen Quingbao in consideration for the issuance of $2.0 million in convertible preferred stock of the Company to the Shenzhen Quingbao stockholders and a capital contribution of $5.12 million in cash to a joint venture to be created by the Company and Shenzhen Quingbao. It is anticipated that $1.68 million will be paid at the closing, and the balance will be paid within six months after the closing. $1.0 and $1.0 million of the convertible preferred stock will be issued as series A and series B, respectively.

         Weifang Gongda is a Sino-foreign joint venture specializing in manufacturing Electrets Condenser Microphones (ECM). Weifang Gongda microphones can be found in a wide number of products ranging from audio and video conferencing systems to computer monitors and cellular phones. The microphones are also used with different Bluetooth technology items. The Weifang Gongda letter of intent anticipates that the Company will acquire 60% of the business of Weifang Gongda at closing in consideration for the issuance of $2.4 million in convertible preferred stock of the Company (bearing 5% interest per annum) to the Weifang Gongda stockholders and a capital contribution of $2.6 million in cash to a joint venture to be created by the Company and Weifang Gongda. It is anticipated that $0.9 million will be paid at the closing, and the remaining $1.7 million will be paid within six months after the closing. $1.2 and $1.4 million of the convertible preferred stock will be issued as series A and series B, respectively.

      The convertible preferred stock to be issued in the acquisitions will be divided into two classes, with series A convertible preferred stock redeemable one year after the closing of the applicable acquisition, and series B convertible preferred stock redeemable twenty-four months after the closing of the applicable acquisition.

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         The Company and its affiliates do not have any material relationship with the stockholders party to the letters of intent described above, other than pursuant to such letters of intent. The Company issued a press released, filed herewith under Item 9.01, announcing that it has entered into letters of intent described above.

Item 9.01  Financial Statements and Exhibits.

           (c)    Exhibits.

Exhibit Number                Description

99.1 Press Release, dated December 14, 2004, announcing the Company entering into letters of intent to


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LANBO FINANCIAL GROUP, INC.

Date:  December 17, 2004       By: /s/ Pingji Lu
                                   ---------------------------------------------
                                   Name:  Pingji Lu
                                   Title: Chairman and Chief Executive Officer


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

                                  EXHIBIT INDEX

Exhibit Number                Description

99.1 Press Release, dated December 14, 2004, announcing the Company entering into letters of intent to acquire three Chinese companies.


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